April 27, 2015

SolarCity Corporation

3055 Clearview Way

San Mateo, California 94402

Ladies and Gentlemen:

We have acted as counsel to SolarCity Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-199321) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on October 15, 2014, and the Base Prospectus dated October 15, 2014 included in the Registration Statement (the “Base Prospectus”), as supplemented by the Program Prospectus Supplement dated March 9, 2015, as filed by the Company with the Commission under Rule 424(b) on March 9, 2015 (the “Program Supplement”), and the Pricing Supplement dated April 27, 2015, as filed by the Company with the Commission under Rule 424(b) on April 20, 2015 (the “Pricing Supplement”), relating to the issuance by the Company of up to (i) $3,000,000 aggregate principal amount of 1.60% Solar Bonds, Series 2015/C29-1 (the “Series C29-1 Solar Bonds”); (ii) $10,000,000 aggregate principal amount of 2.65% Solar Bonds, Series 2015/C30-3 (the “Series 30-3 Solar Bonds”); (iii) $10,000,000 aggregate principal amount of 3.60% Solar Bonds, Series 2015/C31-5 (the “Series 31-5 Solar Bonds”); (iv) $10,000,000 aggregate principal amount of 4.70% Solar Bonds, Series 2015/C32-10 (the “Series C32-10 Solar Bonds”); and (v) $10,000,000 aggregate principal amount of 5.45% Solar Bonds, Series 2015/C33-15 (the “Series C33-15 Solar Bonds” and, together with the Series C29-1 Solar Bonds, the Series 30-3 Solar Bonds, the Series 31-5 Solar Bonds and the Series C32-10 Solar Bonds, the “Solar Bonds”), pursuant to a Distribution Agreement dated March 9, 2015 between the Company and Incapital LLC (the “Distribution Agreement”).

The Series C29-1 Solar Bonds are to be issued under and pursuant to the provisions of an Indenture dated as of October 15, 2014 (the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by a Fortieth Supplemental Indenture dated as of April 27, 2015, between the Company and the Trustee (the “Fortieth Supplemental Indenture”).  The Series C30-3 Solar Bonds are to be issued under and pursuant to the Base Indenture, as supplemented by a Forty-First Supplemental Indenture dated as of April 27, 2015, between the Company and the Trustee (the “Forty-First Supplemental Indenture”).  The Series C31-5 Solar Bonds are to be issued under and pursuant to the Base Indenture, as supplemented by a Forty-Second Supplemental Indenture dated as of April 27, 2015, between the Company and the Trustee (the “Forty-Second Supplemental Indenture”).  The Series C32-10 Solar Bonds are to be issued under and pursuant to the Base Indenture, as supplemented by a Forty-Third Supplemental Indenture dated as of April 27, 2015, between the Company and the Trustee (the “Forty-Third Supplemental Indenture”).  The Series C33-15 Solar Bonds are to be issued under and pursuant to the Base Indenture, as supplemented by a Forty-

SolarCity Corporation

April 27, 2015

Fourth Supplemental Indenture dated as of April 27, 2015, between the Company and the Trustee (the “Forty-Fourth Supplemental Indenture”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement, including the Base Prospectus, the Program Supplement and the Pricing Supplement;
(ii)	the Distribution Agreement;
(iii)	the Amended and Restated Certificate of Incorporation of the Company, as further amended and supplemented and certified by an officer of the Company to be currently in effect (the “Charter”);
(iv)	the Amended and Restated Bylaws of the Company, as certified by an officer of the Company to be currently in effect (the “Bylaws”);
(v)

the Base Indenture, the Fortieth Supplemental Indenture, the Forty-First Supplemental Indenture, the Forty-Second Supplemental Indenture, the Forty-Third Supplemental Indenture, the Forty-Fourth Supplemental Indenture and specimens of the Series C29-1 Solar Bonds, Series C30-3 Solar Bonds, Series 31-5 Solar Bonds, Series C32-10 Solar Bonds and Series C33-15 Solar Bonds; and

(vi)

the corporate actions (including resolutions of the board of directors of the Company and resolutions of the Offering Committee of the board of directors of the Company) that provide for, among other things, the approval of the Solar Bonds.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of corporate records of the Company, and certificates of public officials and of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

SolarCity Corporation

April 27, 2015

Our opinions set forth herein are limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws, and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.  This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. When the Series C29-1 Solar Bonds have been duly executed and authenticated in accordance with the provisions of the Base Indenture (supplemented by the Fortieth Supplemental Indenture) and have been issued and delivered against payment therefor in accordance with the terms and conditions of the Distribution Agreement and in accordance with the Registration Statement, the Series C29-1 Solar Bonds will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When the Series C30-3 Solar Bonds have been duly executed and authenticated in accordance with the provisions of the Base Indenture (supplemented by the Forty-First Supplemental Indenture) and have been issued and delivered against payment therefor in accordance with the terms and conditions of the Distribution Agreement and in accordance with the Registration Statement, the Series C30-3 Solar Bonds will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. When the Series C31-5 Solar Bonds have been duly executed and authenticated in accordance with the provisions of the Base Indenture (supplemented by the Forty-Second Supplemental Indenture) and have been issued and delivered against payment therefor in accordance with the terms and conditions of the Distribution Agreement and in accordance with the Registration Statement, the Series C31-5 Solar Bonds will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When the Series C32-10 Solar Bonds have been duly executed and authenticated in accordance with the provisions of the Base Indenture (supplemented by the Forty-Third Supplemental Indenture) and have been issued and delivered against payment therefor in accordance with the terms and conditions of the Distribution Agreement and in accordance with the Registration Statement, the Series C32-10 Solar Bonds will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When the Series C33-15 Solar Bonds have been duly executed and authenticated in accordance with the provisions of the Base Indenture (supplemented by the Forty-Fourth Supplemental Indenture) and have been issued and delivered against payment therefor in accordance with the terms and conditions of the Distribution Agreement and in accordance with

SolarCity Corporation

April 27, 2015

the Registration Statement, the Series C33-15 Solar Bonds will be binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth in paragraphs (1) through (5) above regarding the enforceability of the Solar Bonds are, in each instance, limited by (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing; and (b) public policy considerations which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the use of our name under the heading “Legal Matters” in the Program Supplement and Base Prospectus.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP